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                                                                    Exhibit 10.1



                           AGREEMENT AND PLAN OF DISTRIBUTION, dated as of September 30, 1997 (this "Distribution Agreement"), between GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), and NEW GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation and a direct wholly owned subsidiary of the Company ("New Gaylord").

                  WHEREAS the Company, Westinghouse Electric Corporation, a Pennsylvania corporation ("Parent"), and G Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger, dated as of February 9, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation;

                  WHEREAS the Board of Directors of the Company has approved this Distribution Agreement, which is being entered into prior to the Effective Time (as defined in Section 1.03 of the Merger Agreement), subject to the issuance of the Tax Rulings (as defined in Section 10.03 of the Merger Agreement), pursuant to and subject to the terms of which the Restructuring and the Company Distribution (as such terms are hereinafter defined) will be consummated;

                  WHEREAS after the Restructuring and the New Gaylord Recapitalization (as hereinafter defined) and on the day immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII of this Distribution Agreement, the Company will distribute (the "Company Distribution") to each holder of record of shares of Class A Common Stock, $.01 par value, of the Company ("Company Class A Common Stock") and Class B Common Stock, $.01 par value, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, "Company Common Stock") a number of shares of Common Stock, $.01 par value, of New Gaylord ("New Gaylord Common Stock") equal to one-third of the number of shares of Company Common Stock held by such holder;

                  WHEREAS the purpose of the Restructuring and the Company Distribution is to make possible the Merger by divesting the Company of all businesses and operations (other than the Retained Business (as hereinafter defined)) conducted by the Company and its Subsidiaries which Parent is unwilling to acquire. This Dis-



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tribution Agreement sets forth or provides for certain agreements among the
Company and New Gaylord in consideration of the separation of their ownership;
and

                  WHEREAS it is the intention of the parties to this Distribution Agreement that (a) the Company Distribution shall qualify as a transaction described in Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be immediately preceded by a transfer of assets and related liabilities that qualifies as a transaction described in Section 351 or 368(a)(1)(D) of the Code, (b) the New Gaylord Recapitalization and certain other transactions that are part of the Restructuring shall be tax-free transactions under the Code and (c) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code.

                  NOW, THEREFORE in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. As used in this Distribution Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement):

                  "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, however, that for the purposes of this Distribution Agreement and the Post-Closing Covenants Agreement, from and after the Time of Distribution, none of the Retained Companies or the New Gaylord Companies shall be deemed to be an Affiliate of any New Gaylord Company or Retained Company, respectively.

                  "Ancillary Agreements" shall mean the documents listed in clauses (a)-(i) of Section 5.1 hereof.

                  "Affiliate Contracts" shall have the meaning set forth in
Section 4.1(c)(iii) hereof.

                  "Assumed Liabilities" shall have the meaning set forth in
Section 4.2 hereof.



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                  "Business Stationery" shall have the meaning set forth in
Section 5.2 hereof.

                  "Change in Control" shall have the meaning set forth in the Listed Agreements.

                  "Closing Balance Sheet" shall have the meaning set forth in
Section 3.05 of the Post-Closing Covenants Agreement.

                  "Closing Date" shall have the meaning set forth in Section
1.02 of the Merger Agreement.

                  "CMT" shall have the meaning set forth in Section 4.1(c)(i) hereof.

                  "CMT Asset Transfer" shall have the meaning set forth in
Section 4.1(c)(iii) hereof.

                  "CMT International Assets" shall have the meaning set forth in
Section 4.1(c)(iii) hereof.

                  "CMTV" shall mean the Country Music Television cable television network.

                  "Code" shall have the meaning set forth in the Recitals.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Class A Common Stock" shall have the meaning set forth in the Recitals.

                  "Company Class B Common Stock" shall have the meaning set forth in the Recitals.

                  "Company Common Stock" shall have the meaning set forth in the Recitals.

                  "Company Disclosure Schedule" shall have the meaning set forth in Section 4.01 of the Merger Agreement.



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                  "Company Distribution" shall have the meaning set forth in the
Recitals.

                  "Company Stock Plans" shall mean the GEC Amended and Restated 1993 Stock Option and Incentive Plan and the GEC Amended and Restated 1991 Stock Option and Incentive Plan.

                  "Company VEBA" shall mean the Gaylord Entertainment Company VEBA.

                  "Contracts" shall have the meaning set forth in Section 4.01
(d) of the Merger Agreement.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "Distribution Agreement" shall have the meaning set forth in the Preamble.

                  "Effective Time" shall have the meaning set forth in Section
1.03 of the Merger Agreement.

                  "Entertainment Business" shall mean all of the businesses conducted at or at any time prior to the Effective Time by the Company or any of its Subsidiaries, excluding the Retained Business.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Idea" shall have the meaning set forth in Section 4.1(a)(i) hereof.

                  "Information" of a party shall mean any and all information that such party or any of its Representatives furnish or have furnished to the receiving party or any of its Representatives whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as "confidential" or "proprietary", together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving party or any of its Representatives which contain or otherwise reflect such Information, together with any and all copies, extracts or other reproductions of any of the same; provided,


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however, that for the purposes hereof all information relating to the Retained
Companies and the Retained Business in the possession of any New Gaylord Company at the Time of Distribution shall be deemed to have been furnished by the Retained Companies and all information relating to the New Gaylord Companies and the Entertainment Business in the possession of any Retained Company at the Time of Distribution shall be deemed to have been furnished by the New Gaylord Companies; provided, further, however, that the term "Information" does not include information that:

                  (a) is or becomes generally available to the public through no wrongful act of the receiving party or its Representatives;

                  (b) is or becomes available to the receiving party on a nonconfidential basis from a source other than the providing party or its Representatives, provided that such source is not known by the receiving party to be subject to a confidentiality agreement with the providing party; or

                  (c) has been independently acquired or developed by the receiving party without violation of any of the obligations of the receiving party or its Representatives under this Distribution Agreement.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Liabilities" shall mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

                  "Listed Agreements" shall have the meaning set forth in
Section 7.6 hereof.

                  "Merger" shall have the meaning set forth in the Recitals to the Merger Agreement.

                  "Merger Agreement" shall have the meaning set forth in the Recitals.

                  "NEI" shall have the meaning set forth in Section 4.1(e)(i) hereof.



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                  "New CMT" shall have the meaning set forth in Section 4.1(c)
(iii) hereof.

                  "New Gaylord" shall have the meaning set forth in the Preamble.

                  "New Gaylord Companies" shall mean New Gaylord and its Subsidiaries (determined after giving effect to the transactions contemplated by Article IV of this Distribution Agreement).

                  "New Gaylord Employees" shall mean all current and former employees of the Company and its Subsidiaries other than the Retained Employees.

                  "New Gaylord Old Class B Common Stock" shall have the meaning set forth in Section 2.1 hereof.

                  "New Gaylord Common Stock" shall have the meaning set forth in the Recitals.

                  "New Gaylord Old Common Stock" shall have the meaning set forth in Section 2.1 hereof.

                  "New Gaylord Pension Plan" shall have the meaning set forth in
Section 7.3(a) hereof.

                  "New Gaylord Recapitalization" shall have the meaning set forth in Section 2.2 hereof.

                  "New Gaylord Savings Plan" shall have the meaning set forth in
Section 7.3(b) hereof.

                  "New Gaylord Welfare Plans" shall have the meaning set forth in Section 7.3(c) hereof.

                  "Nonqualified Plans" shall have the meaning set forth in
Section 7.3(e) hereof.

                  "NV" shall have the meaning set forth in Section 4.1(e)(i)(C) hereof.

                  "NYSE" shall mean The New York Stock Exchange, Inc.



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                  "OKC" shall have the meaning set forth in Section 4.1(f)(i)(A)
hereof.

                  "Opryland USA" shall have the meaning set forth in Section 4.1(b) hereof.

                  "O&W" shall have the meaning set forth in Section 4.1(c)(i) hereof.

                  "Parent" shall have the meaning set forth in the Recitals.

                  "Person" shall have the meaning set forth in Section 10.03 of the Merger Agreement.

                  "Post-Closing Covenants Agreement" shall have the meaning set forth in Section 3.01 of the Merger Agreement.

                  "Record Date" shall mean the date designated by or pursuant to the authorization of the Board of Directors of the Company for closing of the stock transfer books of the Company for the purpose of determining the stockholders of the Company entitled to participate in the Company Distribution.

                  "Replacement Welfare Plans" shall have the meaning set forth in Section 7.2(c) hereof.

                  "Representatives" of a party shall mean such party's affiliates, directors, officers, stockholders, partners, employees, agents or other representatives (including attorneys, accountants and financial advisors).

                  "Restructuring" shall have the meaning set forth in Section
4.1 hereof.

                  "Retained Business" shall mean the Company's businesses included in its cable networks segment excluding certain businesses as described in Annex D to the Merger Agreement.

                  "Retained Business Balance Sheet" shall have the meaning set forth in Section 4.01(g) of the Merger Agreement.

                  "Retained Companies" shall have the meaning set forth in
Section 4.01 of the Merger Agreement.



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                  "Retained Employees" shall mean those Persons who are
employees of the Retained Companies or the New Gaylord Companies whose names are listed on SCHEDULE 1.1 attached hereto other than those who continue to be employed after the Effective Time by one of the New Gaylord Companies as contemplated by Section 6.15(d) of the Merger Agreement.

                  "Retained Liabilities" shall have the meaning set forth in
Section 4.2 hereof.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Sub" shall have the meaning set forth in the Recitals.

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

                  "SUDCOMP Plan" shall have the meaning set forth in Section 7.2(e) hereof.

                  "Tax Disaffiliation Agreement" shall have the meaning set forth in Section 3.1 hereof.

                  "Taxes" shall have the meaning set forth in Section 1.35 of the Tax Disaffiliation Agreement.

                  "Time of Distribution" shall mean the time as of which the Company Distribution is effective.

                  "TNN" shall mean the TNN cable television network.



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                  "Transfer Agent" shall mean SunTrust Bank, Atlanta, the
transfer agent for the Company Common Stock.

                  "Word Agreement" shall have the meaning set forth in Section 4.1(a)(i) hereof.

                  "Word Assets" shall have the meaning set forth in Section 4.1
(a)(i) hereof.

                  "Word Music" shall have the meaning set forth in Section 4.1
(a)(ii) hereof.

                  "Nonqualified Plans" shall have the meaning set forth in
Section 7.3(e) hereof.

                  "WSM" shall have the meaning set forth in Section 4.1(d)(i) hereof.

                                   ARTICLE II

                        RECAPITALIZATION OF NEW GAYLORD;
                        MECHANICS OF COMPANY DISTRIBUTION

                  2.1 Capitalization of New Gaylord. The authorized capital stock of New Gaylord currently consists of (a) 10,000 shares of common stock, $100.00 par value ("New Gaylord Old Common Stock"), of which 1,000 shares are issued and outstanding and owned beneficially and of record by the Company, and
(b) 10,000 shares of class B common stock, $.01 par value ("New Gaylord Old Class B Common Stock"), of which no shares are issued and outstanding.

                  2.2 Recapitalization of New Gaylord. Immediately prior to the Time of Distribution, the Company shall cause New Gaylord to amend its Certificate of Incorporation to (a) create the New Gaylord Common Stock, (b) increase the authorized number of shares of common stock of New Gaylord and convert the shares of New Gaylord Old Common Stock into that number of shares of New Gaylord Common Stock equal to one-third the number of shares of Company Common Stock outstanding immediately prior to the Record Date for the Company Distribution (the "New Gaylord Recapitalization"), and (c) authorize 100 million shares of preferred stock, par value $.01 per share.



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                  2.3 Mechanics of Company Distribution. The Company
Distribution shall be effected by the distribution to each holder of record of shares of Company Common Stock, as of the Record Date, of certificates representing the number of shares of New Gaylord Common Stock equal to one-third the number of shares of Company Common Stock held by such holder; provided, however, that no fractional shares of New Gaylord Common Stock shall be issued or delivered. In the event there are holders of Company Common Stock holding of record on the Record Date a number of shares of Company Common Stock not evenly divisible by three, the Transfer Agent shall distribute certificates representing shares of New Gaylord Common Stock to such holders on the basis of the next number of shares of Company Common Stock held below the actual number of shares held which is evenly divisible by three. The Transfer Agent shall aggregate all shares of New Gaylord Common Stock that would be distributable but for the proviso to the first sentence of this Section 2.3, shall sell such shares in the public market as soon as practicable after the Time of Distribution and shall distribute the proceeds of the sale of such shares pro rata among the holders of record of Company Common Stock holding such numbers of shares of Company Common Stock not evenly divisible by three.

                  2.4 Timing of the Company Distribution. The Board of Directors of the Company (i) shall formally declare the Company Distribution and (ii) shall authorize the Company to effect the Company Distribution at the close of business on the Closing Date, which shall be the day immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in Article VIII of this Distribution Agreement, by delivery of certificates representing shares of New Gaylord Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Company Distribution shall be deemed to be effective upon notification by the Company to the Transfer Agent that the Company Distribution has been declared and that the Transfer Agent is authorized to proceed with the distribution of shares of New Gaylord Common Stock.

                                   ARTICLE III

                                   TAX MATTERS

                  3.1 Tax Disaffiliation Agreement. Prior to the Time of Distribution, New Gaylord, the Company and Parent shall enter into an agreement relating to past and future tax sharing and certain issues associated therewith in the form attached to the Merger Agreement as Annex B (the "Tax Disaffiliation Agreement").



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                  3.2 Tax Matters. Notwithstanding anything to the contrary in this Distribution Agreement, Liabilities of the parties for Taxes are subject to the terms of the Tax Disaffiliation Agreement. All obligations of New Gaylord under the Tax Disaffiliation Agreement shall be treated as Assumed Liabilities and not as Retained Liabilities under this Distribution Agreement and all obligations of the Company under the Tax Disaffiliation Agreement shall be treated as Retained Liabilities and not as Assumed Liabilities under this Distribution Agreement.

                                   ARTICLE IV

                      RESTRUCTURING AND ASSUMED LIABILITIES

                  4.1 Restructuring. Prior to the Time of Distribution, the Company and New Gaylord shall cause the following transactions to occur in the order set forth below (the "Restructuring"), which transactions are intended to separate the Entertainment Business from the Retained Business:

                           (a)  The Company shall, effective as of January 6,
1997:

                                    (i) contribute, as a capital contribution to
         Idea Enter- tainment, Inc., a Delaware corporation and a wholly owned subsidiary of the Company formerly known as Word Entertainment Group, Inc. ("Idea"), (A) all of the Company's right, title and interest in and to the assets (the "Word Assets") purchased pursuant to the Asset Purchase Agreement, dated as of November 21, 1996, by and among Thomas Nelson, Inc., Word, Incorporated, Word Direct Partners, L.P. and the Company (the "Word Agreement") and (B) all of the Company's rights and obligations under the Word Agreement; and

                                    (ii) cause Idea to contribute, as  capital
         contributions to Word Music Group, Inc., a Tennessee corporation and a wholly owned subsidiary of Idea ("Word Music"), and to Word Entertainment Direct LLC, a limited liability company that is 99%-owned by Idea, all or a portion of the Word Assets. Thereafter, Word Music may contribute all or a portion of such Word Assets to one or more of its Subsidiaries, which may, in turn, contribute all or a portion of such assets to one or more of Word Music's indirect Subsidiaries.



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                           (b)  New Gaylord shall cause its wholly owned
Subsidiary, Opryland USA Inc, a Delaware corporation ("Opryland USA"), to be merged upstream with and into New Gaylord;

                           (c)  New Gaylord shall:

                                    (i)    pay the then outstanding balance of
         any intercompany notes payable and accounts payable owed by New Gaylord, as successor to Opryland USA, to Country Music Television Inc., a Tennessee corporation ("CMT") by transferring to CMT an equal amount of intercompany notes payable and accounts payable owed by O&W Corporation ("O&W"), a Tennessee corporation, to New Gaylord, as successor to Opryland USA;

                                    (ii)   contribute to the capital of O&W the
         then outstanding balance of intercompany notes payable and accounts payable owed to New Gaylord, as successor to Opryland USA, by each of O&W and Outdoor Entertainment, Inc., a Tennessee corporation;

                                    (iii)  cause CMT to transfer (A) all
                assets listed on SCHEDULE 4.1(C)(III) attached hereto which comprise the assets used in the business of CMT outside of the United States and Canada (other than the trademarks and other intellectual property used by CMT outside of the United States and Canada) (the "CMT International Assets"), together with all Liabilities associated therewith (other than the loans payable to Parent or any of its Subsidiaries) which are currently held in the European, Latin American and Asian divisions of CMT, (B) the excluded real and personal property reflected on CMT's balance sheet which is included in Exhibit 1 to Section 4.01(g) of the Company Disclosure Schedule and (C) all Contracts listed on SCHEDULE 4.1(C)(III-1) attached hereto as well as any Contracts between CMT and its network affiliates ("Affiliate Contracts") relating to the distribution of CMTV in Europe, Asia and Latin America, except those Affiliate Contracts pursuant to which CMT's network affiliates receive CMTV via the satellite that is used to distribute CMTV inside the United States and Canada, to a newly formed wholly owned direct Subsidiary corporation of CMT ("New CMT") in exchange for all of the issued and outstanding capital stock of New CMT (the "CMT Asset Transfer");

                                    (iv)   cause CMT to distribute, immediately
         after the CMT Asset Transfer, all of the issued and outstanding capital stock of New


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         CMT to O&W, the holder of all of the issued and outstanding capital stock of CMT; and

                                    (v)  cause O&W to distribute all of the
         issued and outstanding capital stock of New CMT to New Gaylord, as successor to Opryland USA, the holder of 67% of the capital stock of O&W, in redemption of a portion of the O&W capital stock held by New Gaylord equal to the fair market value of the then outstanding capital stock of New CMT.

                           (d)  New Gaylord shall:

                                    (i)   cause its wholly owned direct
         Subsidiary, WSM, Incorporated, a Tennessee corporation ("WSM"), to be merged upstream with and into New Gaylord; and

                                    (ii)  cause Hospitality & Leisure Management
         Company, Inc., a Delaware corporation and, after the merger of WSM with and into New Gaylord described in (i) above, a wholly owned direct Subsidiary of New Gaylord, to be merged upstream with and into New Gaylord.

                           (e)      (i)   New Gaylord, as successor to
Opryland USA, shall contribute, or shall cause to be contributed, as a capital contribution to Network Enterprises, Inc., a Tennessee corporation and a wholly owned direct Subsidiary of New Gaylord ("NEI"), the following assets:

                                          (A)  all of the issued and
         outstanding shares of capital stock of O&W held by New Gaylord, as successor to Opryland USA;

                                          (B)  all of the issued and
         outstanding capital stock of Peppercorn Productions, Inc., a Tennessee corporation and a wholly owned, direct Subsidiary of New Gaylord, as successor to Opryland USA;

                                          (C)  all of the issued and
         outstanding shares of capital stock of NV International, Inc., a Georgia corporation ("NV"), held by New Gaylord, as successor to Opryland USA;

                                          (D)  all of New Gaylord's
         contractual rights and obligations under the Distribution Agreement, dated as of January 1, 1989, as amended, among New Gaylord, as successor to Opryland USA, and


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         Parent, as successor to Westinghouse Broadcasting Company, Inc., Group
         W Television, Inc. and Group W Satellite Communications;

                                          (E)  all of New Gaylord's
         contractual rights and obligations under the programming contracts for programs (x) produced for and originally aired on or to be produced for and originally aired on TNN and/or CMTV or (y) licensed from a third party for exhibition on TNN and/or CMTV;

                                          (F)  all of New Gaylord's right,
         title, interest and obligations in and to the program inventory in its inventory tape library that was produced for and originally aired on TNN and/or CMTV;

                                          (G)  all of New Gaylord's custodial
         rights and obligations with respect to the program inventory in its inventory tape library that was originally aired on TNN and is held by New Gaylord as custodian;

                                          (H)  all of New Gaylord's right,
         title and interest in and to the assets (and related Liabilities) reflected on the Retained Business Balance Sheet under the column "GBCI" excluding those assets (and related Liabilities) disposed of in the ordinary course of business since the date of the Retained Business Balance Sheet and including all assets (and related Liabilities) acquired since the date of the Retained Business Balance Sheet which would have been reflected under the column "GBCI" if the Retained Business Balance Sheet were prepared on the date that such assets were contributed to NEI; and

                                          (I)  all of New Gaylord's and its
         Subsidiaries' (other than NEI's and its Subsidiaries') right, title and interest in and to (a) the trademarks and other owned and registered intellectual property relating primarily to the Retained Business, as set forth on SCHEDULE 4.1(E)(I)(I) attached hereto, (b) all unregistered intellectual property used solely by the Retained Business,except that listed on SCHEDULE 4.1(E)(I)(I-1) attached hereto, and (c) all FCC licenses used solely in connection with the Retained Business and FCC license number E-950243 (which is used in connection with both the Entertainment Business and the Retained Business).

                                          (J)  all of New Gaylord's rights and
         obligations under the Contracts set forth on SCHEDULE 4.1(E)(I)(J) attached hereto, which


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         Contracts have been entered into by New Gaylord or Opryland USA for the benefit of one or more of the Retained Companies.

                                    (ii)   New Gaylord shall cause NEI to
assume all intercompany notes payable and accounts payable owed by New Gaylord to NV and its Subsidiaries.

                                    (iii)  New Gaylord, as successor to Opryland
USA, shall assign to a newly formed wholly owned direct Subsidiary of NEI that is a limited liability company all rights and obligations under or in connection with the Program Agreement between Opryland USA d/b/a/ The Grand Ole Opry and the American Federation of Television and Radio Artists, dated January 1, 1996.

                           (f)  The Company shall pay the then outstanding
balance of the intercompany note payable and accounts payable owed by the Company to New Gaylord in the following manner:

                                    (i)  the Company shall transfer to New
         Gaylord the Company's aggregate interest in a minor league baseball franchise, including, without limitation, the assets set forth below, as payment of an amount of such balance equal to the agreed upon fair market value of such assets:

                                         (A)  all of the capital stock of
         Oklahoma City Athletic Club, Inc., an Oklahoma corporation ("OKC"), held by the Company (50%);

                                         (B)  all of the Company's limited
         partner interest (24.5%) in OKC Athletic Club, LP, an Oklahoma limited partnership; and

                                         (C)  all of the Company's limited
         partner interest (24.5%) in OKC Concession Services Limited Partnership, an Oklahoma limited partnership; and

                                    (ii) to the extent of any remaining balance,
         the Company shall transfer to New Gaylord an equal amount of intercompany notes receivable and accounts receivable owed by New Gaylord or one or more of its Subsidiaries to the Company, which shall consist of (A) all or a portion of such receivables owed by NEI and NEI's Subsidiaries to the Company (to the extent such receivables are to be paid by NEI pursuant to


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         Section 4.1(g)), (B) all or a portion of such receivables owed by New
         Gaylord to the Company, and (C) a portion of such receivables owed by the Company's Subsidiaries (other than New Gaylord, NEI and NEI's Subsidiaries) to the Company which relate to the Entertainment Business.

                           (g)  New Gaylord shall cause NEI to pay the
outstanding balance of intercompany notes receivable and accounts receivable then owed by NEI and NEI's Subsidiaries to New Gaylord (which were transferred to New Gaylord pursuant to Section 4.1(f)(ii)(A)) with the following assets that have an aggregate agreed upon fair market value equal to such balance:

                                    (i)    all of NEI's general partner interest
         (51%) in WHS Entertainment Ventures, a Tennessee general partnership;

                                    (ii)   all of NEI's right, title and
         interest in and to the Wildhorse Saloon in Nashville, Tennessee, including all intellectual property related thereto (other than intellectual property (A) relating primarily to the Retained Business, as set forth on SCHEDULE 4.1(E)(I)(I) attached hereto, or (B) used solely by the Retained Business and not listed on SCHEDULE 4.1(E)(I)(I-1) attached hereto);

                                    (iii)  all of NEI's right, title and
         interest in and to all real property and improvements thereto owned by NEI, including, without limitation, the TNN headquarters building, the Greenland building, the Gaslight building, improvements to the Grand Ole Opry House, the Scenic Shop, the antenna farm and the broadcast service facilities field shop;

                                    (iv)   all of the capital stock of WHS
         Licensing GP Corporation, a Tennessee corporation held by NEI (51%);

                                    (v)    all of NEI's limited partner interest
         (50.49%) in WHS Licensing Limited Partnership, a Tennessee limited partnership;

                                    (vi)   all of NEI's or NEI's Subsidiaries'
         right, title and interest in and to Z Music, Inc. and the assets thereof;

                                    (vii)  all of NEI's right, title and
         interest in and to the assets set forth on SCHEDULE 4.1(G)(VII) attached hereto; and

                                    (viii)  all of NEI's and NEI's Subsidiaries'
         right, title and interest in and to (A) all trademarks and other owned and registered intellectual property relating primarily to the Entertainment Business and (B) all unregistered intellectual property other than such intellectual property used solely by the Retained Business and not listed on SCHEDULE 4.1(E)(I)(I-1) attached hereto.

                           (h)  The Company shall contribute, as a capital
contribution to New Gaylord, all of the outstanding capital stock of Idea.

                           (i)  New Gaylord may transfer to one or more of New
Gaylord's Subsidiaries (other than NEI or NEI's Subsidiaries) all or a portion of (i) the assets received from NEI pursuant to Section 4.1(g) and (ii) the assets received from the Company pursuant to Section 4.1(f).

                           (j)  The Company shall contribute, as a capital
contribution to New Gaylord, the then outstanding balance of the intercompany notes receivable and accounts receivable owed by the Company's Subsidiaries (other than NEI and NEI's Subsidiaries) to the Company which relate to the Entertainment Business.

                           (k)  The Company shall contribute, as a capital
contribution to New Gaylord, the following assets:

                                    (i)    all of the Company's right, title and
         interest (other than NEI's and NEI's Subsidiaries' right, title and interest which is the subject of Section 4.1(g)(vi)) in and to Z Music, Inc. and the assets thereof, the option to acquire 95% of the outstanding stock of Z Music, Inc., the outstanding balance of any note receivable and any accounts receivable owed by Z Music, Inc. to the Company, and all other related rights;

                                    (ii)   all of the Company's right, title and
         interest in and to all of the assets and Liabilities and rights and obligations under any Contracts of the Company except those assets, Liabilities and contractual rights and obligations set forth on
         SCHEDULE 4.1(K)(II) attached hereto; and

                                    (iii)  all of the Company's right, title and
         interest in and to (i) all trademarks and other owned and registered intellectual property relating primarily to the Entertainment Business and (ii) all unregistered intellectual property other than such intellectual property used solely by the Retained Business and not listed on SCHEDULE 4.1(E)(I)(I-1) attached hereto.

                           (l)  New Gaylord shall assume all then outstanding
third-party bank debt of the Company and any intercompany notes and accounts payable then owed by the Company to New Gaylord's Subsidiaries (other than those owed to NEI on NEI's Subsidiaries).

                           (m)  New Gaylord shall distribute all of the issued
and outstanding capital stock of NEI to the Company.

                  4.2 Other Assumed Liabilities. The parties further agree that, except as otherwise specifically set forth in this Distribution Agreement, the Merger Agreement, the Post-Closing Covenants Agreement or the Tax Disaffiliation Agreement, at or prior to the Time of Distribution, New Gaylord shall, or shall cause the appropriate New Gaylord Subsidiary to, unconditionally assume and undertake to pay, satisfy and discharge when due in accordance with their terms all Liabilities (whether arising before or after the Time of Distribution) of the Company and its Subsidiaries other than the Retained Liabilities (collectively, the "Assumed Liabilities"), and the Company shall retain, or shall, or shall cause the appropriate Retained Company to assume, and undertake to pay, satisfy and discharge when due in accordance with their terms all Liabilities (whether arising before or after the Time of Distribution (including, without limitation, all Liabilities to be reflected on the Closing Balance Sheet)) of the Company and its Subsidiaries to the extent arising out of the Retained Business (the "Retained Liabilities").

                  4.3 OPUBCO Liabilities. The Company shall have a right of subrogation to New Gaylord's right (as successor to the Company upon consummation of the Restructuring) to indemnification pursuant to the Distribution Agreement dated as of October 30, 1991 between the Company and The Oklahoma Publishing Company and relating, inter alia, to Liabilities arising out of or related to sites listed on the National Priorities List under the Comprehensive Environment Response, Compensation, and Liability Act, including the Hardage/Criner site, the Mosley Road site and the Double Eagle Refining site.

                  4.4 Intercompany Balances. The parties agree that following the Restructuring there shall not be outstanding any indebtedness or accounts payable or receivable between any of the Retained Companies, on the one hand, and any of the New Gaylord Companies, on the other hand.

                                    ARTICLE V

                                OTHER AGREEMENTS

                  5.1 Ancillary Agreements. Prior to the Time of Distribution, the Company, or another of the Retained Companies, and New Gaylord, or another of the New Gaylord Companies, shall enter into (a) one or more mutually satisfactory five-year agreements relating to the lease by the New Gaylord Companies to the Retained Companies subsequent to the Time of Distribution of certain real property described on ANNEX A attached hereto, with substantially the terms set forth thereon, (b) a mutually satisfactory five-year agreement relating to certain productions and promotional activities of the Grand Ole Opry Live and the Wildhorse Saloon subsequent to the Time of Distribution, with substantially the terms set forth on ANNEX B attached hereto, (c) a mutually satisfactory five-year agreement relating to certain promotional advertising services consisting of the exhibition of the New Gaylord Companies' promotional advertising on TNN and CMTV subsequent to the Time of Distribution, with substantially the terms set forth on ANNEX C attached hereto, (d) a mutually satisfactory five-year agreement relating to certain operational, distribution, marketing, sales, programming and administrative services to be provided to New CMT by the Company subsequent to the Time of Distribution, with substantially the terms set forth on ANNEX D attached hereto, (e) a mutually satisfactory five-year agreement relating to the use by the New Gaylord Companies subsequent to the Time of Distribution of the GI-R transponder number 6 for Z Music distribution, with substantially the terms set forth on ANNEX E attached hereto,
(f) a mutually satisfactory perpetual, exclusive (including with respect to the Company), royalty-free license agreement relating to the use by New Gaylord of the CMT name outside of the United States and Canada and all related trademarks owned by the Company with substantially the terms set forth on ANNEX F attached hereto, (g) a mutually satisfactory one-year license agreement relating to the use by the Company of the Opryland Duplicating Services with mandolin design mark and other license agreements as deemed necessary after the Time of Distribution, with substantially the terms set forth on ANNEX G attached hereto,
(h) a mutually satisfactory perpetual license agreement relating to the use by the Company of certain software owned by New Gaylord, with substantially the terms set forth on ANNEX H attached hereto and (i) one or more mutually satisfactory five-year transition services agreements relating to the services set forth on ANNEXES I AND J with substantially the terms set forth thereon. Each of the Company and New Gaylord agree that the annual fair market values of the rights and benefits to be received pursuant to the Annexes and provisions referred to in this Section 5.1 by the Retained Companies, on the one hand, and the New Gaylord Companies, on the other hand, are intended to be equal.

                  5.2 Use of "Gaylord" and "Opryland" Names. From and after the Effective Time, New Gaylord shall have all rights in and use of the name "Gaylord" and all derivatives thereof and, except as contemplated by Annex G to this Distribution Agreement, the name "Opryland" and all derivatives thereof. As a result, after completion of the Restructuring, the Company shall take or cause to be taken all action necessary to (a) change, immediately prior to the Time of Distribution, the name of any of the Retained Companies (other than the Company) to eliminate therefrom the names "Gaylord" and "Opryland" and all respective derivatives thereof and (b) promptly deliver to New Gaylord all stationery, business cards, brochures and other documents (collectively, "Business Stationery"), including, without limitation, invoices and purchase orders, bearing the name "Gaylord" and all derivatives thereof and, except as contemplated by Annex G to this Distribution Agreement, the name "Opryland" and all derivatives thereof; provided, however, that the Company shall not be required to deliver to New Gaylord any Business Stationery that also contains the name of any of the Retained Businesses or any derivative thereof, until three (3) months following the Effective Time. Within three (3) months following the Effective Time, the Company shall cause to be removed from display from all of its facilities all demountable displays which contain the names "Gaylord" or "Opryland" and all respective derivatives thereof or any corporate symbol related thereto and shall cause the removal of all signs displaying such name and all derivatives thereof.

                  5.3 Books and Records. Prior to or as promptly as practicable after completion of the Restructuring, the Company shall deliver to New Gaylord all corporate books and records of the New Gaylord Companies in the possession of the Retained Companies and the relevant portions (or copies thereof) of all corporate books and records of the Retained Companies relating directly and primarily to the New Gaylord Companies, the Entertainment Business or the Assumed Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the completion of the Restructuring, all such books, records and copies shall be the property of New Gaylord. The Company may retain copies of all such corporate books and records. Prior to or as promptly as practicable after the completion of the Restructuring, New Gaylord shall deliver to the Company all corporate books and records of the Retained Companies in the possession of any of the New Gaylord Companies and relevant portions (or copies thereof) of all corporate books and records of the New Gaylord Companies relating directly and primarily to the Retained Companies, the Retained Business or the Retained Liabilities, including, in each case, all active agreements, active litigation files and government filings. From and after the completion of the Restructuring, all such books, records and copies shall be the property of the Company. New Gaylord may retain copies of all such corporate books and records.

                  5.4 Access. From and after the Time of Distribution, each of the Company and New Gaylord shall afford to the other and to the other's Representatives reasonable access and duplicating rights (at the requesting party's expense), during normal business hours and upon reasonable advance notice, to all information within the possession or control of any of the Retained Companies or any of the New Gaylord Companies, as the case may be, to the extent relating to the business, assets or Liabilities of the other as they existed prior to the completion of the Restructuring or to the extent relating to or arising in connection with the relationship between any of the Retained Companies or the New Gaylord Companies, as the case may be, prior to the Restructuring insofar as such access is reasonably required for a reasonable purpose. Without limiting the foregoing, information may be requested under this
Section 5.4 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                  5.5 Retention of Records. Except as provided in any of the Transaction Agreements, if any information relating to the businesses, assets or Liabilities of a Retained Company or a New Gaylord Company is retained by a New Gaylord Company or Retained Company, respectively, each of the Company and New Gaylord shall, and shall cause the other Retained Companies and New Gaylord Companies, respectively, to, retain all such information in the Retained Companies' or New Gaylord Companies' possession or under its control until such information is at least ten years old except that if, prior to the expiration of such period, any Retained Company or New Gaylord Company wishes to destroy or dispose of any such information that is at least three years old, prior to destroying or disposing of any of such information, (a) the Company or New Gaylord, on behalf of the Retained Company or the New Gaylord Company that is proposing to dispose of or destroy any such information, shall provide no less than 45 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (b) if, prior to the scheduled date of such destruction or disposal, the other party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other party, the Company or New Gaylord, as applicable, promptly shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting party.

                  5.6  Confidentiality.

                           (a)      Each party hereto shall keep, and shall
cause its Representatives to keep, the other party's Information strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information and who agree to be bound by this Section 5.6 and not to disclose such

Information to any other Person. Without the prior written consent of the other party, each party and its Representatives shall not disclose the other party's Information to any Person or entity except as may be required by law or judicial process and in accordance with this Section 5.6.

                           (b)      In the event that either party or any of its
Representatives receives a request or is required by law or judicial process to disclose to a court or other tribunal all or any part of the other party's Information, the receiving party or its Representatives shall promptly notify the other party of the request in writing, and consult with and assist the other party in seeking a protective order or request for other appropriate remedy. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the terms hereof, such receiving party or its Representatives, as the case may be, shall disclose only that portion of the Information or facts which, in the written opinion of the receiving party's outside counsel, is legally required to be disclosed, and will exercise its respective reasonable best efforts to assure that confidential treatment will be accorded such Information or facts by the Persons or entities receiving the same. The providing party will be given an opportunity to review the Information or facts prior to disclosure.

                  5.7 Listing on NYSE. New Gaylord shall use its reasonable best efforts to list the shares of New Gaylord Common Stock to be issued pursuant to the Company Distribution on the NYSE, subject to official notice of issuance, or to have such shares designated as a national market system security on the interdealer quotation system by the National Association of Securities Dealers, Inc.

                  5.8 Further Assurances. The parties agree that if, after the Time of Distribution, either party holds assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall, at its expense, promptly assign and transfer or cause to be assigned and transferred such assets to the other party, and the parties agree that the transferring party will hold such assets as trustee of the transferee party and all income and risk of loss of the transferred assets to the Time of Distribution shall be for the account of the intended owner. Each of the parties hereto, at its own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

                  5.9 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure (a) that the Restructuring and the assumption of the

Retained Liabilities ( to the extent necessary) and the Assumed Liabilities are consummated in accordance with the terms hereof, (b) the retention by the Company of the Retained Business, including, without limitation, allocating rights and obligations under Contracts, if any, of the Retained Companies or the New Gaylord Companies that relate to the Retained Business, and (c) the retention by New Gaylord of the Entertainment Business, including, without limitation, allocating rights and obligations under Contracts, if any, of the New Gaylord Companies or the Retained Companies that relate to the Entertainment Business.

                                   ARTICLE VI

                                    RELEASES

                  6.1 Mutual Release. Effective as of the Time of Distribution and except as otherwise specifically set forth in the Transaction Agreements, each of the Company, on the one hand, and New Gaylord, on the other hand, releases and forever discharges the other and its affiliates, and its and their directors, officers, employees and agents of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and Liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Distribution Agreement, the Merger Agreement, the Post-Closing Covenants Agreement or the Tax Disaffiliation Agreement or the transactions contemplated hereby or thereby and shall not affect either party's right to enforce this Distribution Agreement or any other agreement contemplated hereby or thereby in accordance with its terms. Each party understands and agrees that, except as otherwise specifically provided herein or in the Merger Agreement, the Post- Closing Covenants Agreement or the Tax Disaffiliation Agreement, neither the other party nor any of its Subsidiaries is, in this Distribution Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, business or Liabilities transferred or assumed as contemplated hereby or thereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Distribution Agreement, the Merger Agreement, the Post-Closing Covenants Agreement or the Tax Disaffiliation Agreement.

                                   ARTICLE VII

                                EMPLOYEE MATTERS

                  7.1 Employees. Effective as of the Time of Distribution, (a) Retained Employees shall remain or become employees of the Retained Companies in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as the Company shall determine in its sole discretion) and (b) New Gaylord Employees shall remain or become employees of the New Gaylord Companies in the same capacities as then held by such employees (or in such other capacities and upon such terms and conditions as New Gaylord shall determine in its sole discretion). Nothing contained in this Section 7.1 shall confer on any Retained Employee or any New Gaylord Employee any right to continued employment after the Time of Distribution, and such employees shall continue to be employed "at-will".

                  7.2 Other Liabilities and Obligations. Effective as of the Time of Distribution, New Gaylord shall assume and be solely responsible for (i) all liabilities and obligations related to the New Gaylord Employees and (ii) except as specifically provided in this Article VII and except to the extent otherwise provided in this Distribution Agreement, the Merger Agreement or the Post-Closing Covenants Agreement, all liabilities and obligations related to the Retained Employees that were incurred on or before the Time of Distribution. Effective as of the Time of Distribution, the Company shall assume and be solely responsible for (i) all liabilities and obligations related to the Retained Employees incurred after the Time of Distribution, (ii) all holiday, vacation and sick day benefits of the Retained Employees accrued as of the Time of Distribution to the extent reflected on the Closing Balance Sheet and (iii) all other liabilities, including without limitation for worker's compensation and medical benefits, to the extent reflected as a Current Liability on the Closing Balance Sheet (as those terms are defined in the Post-Closing Covenants Agreement). For purposes of this Section 7.2, a liability is "incurred" on either the date the event giving rise to the liability occurs or, if the liability is related to more than one event, the date the first event to which the liability relates occurs. Notwithstanding the foregoing, (i) New Gaylord shall assume all liabilities and obligations related to Retained Employees who also perform services for the New Gaylord Companies with respect to whom New Gaylord continues to employ in accordance with Section 6.15(d) of the Merger Agreement and (ii) the Company shall have no obligation or liability (including severance liability) thereto. Notwithstanding the foregoing, deferred directors' fees shall be the sole responsibility of New Gaylord.

                  7.3  Employee Benefits.  Without limiting the generality of
Section 7.2 above:

                           (a)      Effective as of the Time of Distribution,
New Gaylord shall assume sponsorship of the Retirement Plan for Employees of New Gaylord and Affiliated and Adopting Corporations (the "New Gaylord Pension Plan") and the trust related thereto. As of the Time of Distribution, Retained Employees shall cease to participate in the New Gaylord Pension Plan and shall be fully vested in their benefits accrued thereunder as of the Time of Distribution, and the accrued benefits of Retained Employees shall be maintained under the New Gaylord Pension Plan until distributed in accordance with the terms of the New Gaylord Pension Plan.

                           (b)       Effective as of the Time of Distribution,
New Gaylord shall assume sponsorship of the GEC 401(k) Savings Plan (the "New Gaylord Savings Plan") and the trust related thereto. As of the Time of Distribution, Retained Employees shall cease to participate in the New Gaylord Saving Plan, and shall be fully vested in their account balances thereunder as of the Time of Distribution, and the account balances of Retained Employees shall be maintained under the New Gaylord Savings Plan until distributed in accordance with the terms of the New Gaylord Savings Plan.

                           (c)       Effective as of the Time of Distribution,
New Gaylord shall assume sponsorship of the employee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by the Company immediately prior to the Time of Distribution ("New Gaylord Welfare Plans"). As of the Time of Distribution, Retained Employees shall cease to participate in the New Gaylord Welfare Plans and, unless allowed to participate in Parent (or any of its Subsidiaries) welfare plans, shall commence to participate in welfare benefit plans of the Company (the "Replacement Welfare Plans"). The Company will, or shall use its best efforts to cause Parent (or any of its Subsidiaries) to, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Retained Employees under the Replacement Welfare Plans, other than limitations or waiting periods that were in effect with respect to such employees under the New Gaylord Welfare Plans and that have not been satisfied as of the Time of Distribution, and (ii) provide each Retained Employee with credit for any co-payments and deductibles paid prior to the Time of Distribution in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans. Effective as of the Time of Distribution, New Gaylord shall assume sponsorship of the Company VEBA.

                           (d)  Effective as of the Time of Distribution, with
respect to those collective bargaining agreements to which any of the Retained Companies or the New Gaylord Companies is a party and which cover New Gaylord Employees, New Gaylord shall assume liabilities and obligations of the Retained Companies and the New Gaylord Companies thereunder, to the extent that such liabilities and obligations relate to New Gaylord Employees and the Entertainment Business.

                           (e)  Effective as of the Time of Distribution, New
Gaylord will assume sponsorship of the Company's Opryland USA, Inc. Supplemental Deferred Compensation Plan ("SUDCOMP Plan"), NLT Supplemental Executive Retirement Plan, GEC Benefit Restoration Plan and the GEC Supplemental Executive Retirement Plan (collectively, the "Nonqualified Plans"). As of the time of Distribution, Retained Employees shall cease to participate in the Nonqualified Plans and shall be fully vested in their benefits accrued thereunder or account balances thereunder, as applicable, as of the Time of Distribution.

                  7.4 Preservation of Rights to Amend or Terminate Plans. Except as otherwise provided in the Merger Agreement or this Distribution Agreement, no provision of this Distribution Agreement shall be construed as a limitation on the right of the Company or New Gaylord to amend or terminate any employee benefit plan, policy, or other perquisite of employment (hereinafter, "Employee Benefit") which right the Company or New Gaylord would otherwise have under the terms of such Employee Benefit, and no provision of this Distribution Agreement shall be construed to create a right in any employee or beneficiary of such Employee Benefit that such employee or beneficiary would not otherwise have under the terms of the plan or policy governing the Employee Benefit itself.

                  7.5 Reimbursement; Indemnification. New Gaylord and the Company acknowledge that the Company, on the one hand, and New Gaylord, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance, or other similar premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Distribution Agreement, the responsibility of the other party. Accordingly, the Company and New Gaylord agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses. All liabilities retained, assumed or indemnified by New Gaylord pursuant to this Article VII shall in each case be deemed to be Assumed Liabilities, and all liabilities retained, assumed or indemnified by the Company pursuant to this Article VII shall in each case be deemed to be Retained

Liabilities and, in each case, shall be subject to the indemnification provisions set forth in Article II of the Post-Closing Covenants Agreement.

                  7.6 Employment, Consulting and Severance Agreements. Effective as of the Time of Distribution, New Gaylord shall assume all liabilities and obligations attributable to New Gaylord Employees under their respective employment, consulting and severance agreements with the Retained Companies or the New Gaylord Companies, as the same are in effect immediately prior to the Time of Distribution subject to the rights of New Gaylord to alter such agreements including, without limitation, the rights described in Sections 7.1 and 7.4 hereof except as otherwise provided in the Merger Agreement or this Distribution Agreement. Effective as of the Time of Distribution, the Company shall retain all liabilities and obligations attributable to Retained Employees under their respective employment, consulting and severance agreements with the Retained Companies or the New Gaylord Companies to the extent disclosed in Annex L attached hereto ("Listed Agreements"), as the same are in effect immediately prior to the Time of Distribution subject to the rights of the Company to alter such agreements including, without limitation, the rights described in Sections
7.1 and 7.4 hereof except as otherwise provided in the Merger Agreement or this Distribution Agreement. The Company and New Gaylord agree that the transactions contemplated by this Distribution Agreement shall not constitute severance of employment of any Retained Employee or any New Gaylord Employee.

                  7.7 Equity Awards. Prior to the Time of Distribution, the Company shall amend the Company Stock Plans, make adjustments and take actions (and New Gaylord shall take such actions as are reasonably required to implement the same) with respect to the options, restricted stock and performance shares which are outstanding immediately prior to the Time of Distribution to provide that (i) effective immediately prior to the Time of Distribution all restrictions with respect to restricted stock shall lapse and all performance criteria with respect to performance shares shall be deemed satisfied as though the "Company Performance Target" achieved was 150% pursuant to Exhibit A of the restricted stock agreement evidencing the award of such performance shares, (ii) any such options to acquire Company Common Stock which are held by New Gaylord Employees shall become fully vested and exercisable and will be converted into and represent options to acquire shares of New Gaylord Common Stock, under an equity incentive plan to be established by New Gaylord, with such other amendments and adjustments as are reasonable and appropriate, and (iii) the terms and/or number of such options to acquire Company Common Stock which are held by Retained Employees will be adjusted in accordance with the Merger Agreement.

                  7.8 Certain Amendments. Prior to the Time of Distribution, the Company shall amend the Listed Agreements and take actions (and New Gaylord shall take such actions as are reasonably required to implement the same) to provide that "Change in Control" (as such term is used in such Listed Agreements) shall include the Company Distribution.

                  7.9 Actions By New Gaylord. Any action required to be taken under this Article VII may be taken by any member of the New Gaylord Companies.

                                  ARTICLE VIII

                                   CONDITIONS

                  The obligations of the Company and New Gaylord to consummate the Company Distribution shall be subject to the fulfillment of each of the following conditions:

                  8.1 New Gaylord Recapitalization. The New Gaylord Recapitalization shall have been consummated in accordance with Section 2.2 hereof in all material respects.

                  8.2 Tax Disaffiliation Agreement. The Tax Disaffiliation Agreement, in the form attached to the Merger Agreement as Annex B, shall have been executed and delivered by each of the Company, New Gaylord and Parent.

                  8.3 Certain Transactions. The Restructuring shall have been consummated in accordance with Article IV in all material respects.

                  8.4 Conditions to Merger Satisfied. Each condition to the closing of the Merger set forth in Article VII of the Merger Agreement, other than (i) the condition to each party's obligations set forth in Section 7.01(f) thereof as to the consummation of the transactions contemplated by this Distribution Agreement and (ii) the condition to Parent's obligation set forth in Section 7.02(e) thereof as to the satisfaction of conditions contained in the Distribution Agreement shall have been satisfied or waived by the party for whose benefit such provision exists.

                  8.5 Adequate Surplus. The Board of Directors of the Company shall be reasonably satisfied that, after giving effect to the Restructuring,
(i) the Company will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) the Company's surplus will be sufficient to permit, without violation of Section 170 of the DGCL, the Company Distribution.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

                  9.1 Modification or Amendment. The parties hereto may modify or amend this Distribution Agreement by written agreement executed and delivered by authorized officers of the respective parties.

                  9.2 Waiver; Remedies. The conditions to the Company's obligation to consummate the Company Distribution are for the sole benefit of the Company and may be waived in writing by the Company in whole or in part to the extent permitted by applicable law. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or in equity.

                  9.3 Counterparts. For the convenience of the parties hereto, this Distribution Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

                  9.4 Governing Law. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

                  9.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall


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



be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         If to the Company:

                  Gaylord Entertainment Company
                  Westinghouse Building
                  11 Stanwix Street
                  Pittsburgh, PA  15222-1384
                  Attn:  Louis J. Briskman, Esq.
                  Facsimile: (412) 642-5224

         with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019
                  Attn:  Peter S. Wilson
                  Facsimile:  (212) 474-3700

         If to New Gaylord:

                  New Gaylord Entertainment Company
                  One Gaylord Drive
                  Nashville, Tennessee  37214
                  Attn:  Frank M. Wentworth, Jr., Esq.
                  Facsimile:  (615) 316-6060

         with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom (Delaware)
                  One Rodney Square
                  Wilmington, Delaware  19801
                  Attn:  Richard L. Easton, Esq.
                  Facsimile:  (302) 651-3001

                  9.6 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Distribution Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.


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




                  9.7 Assignment. No party to this Distribution Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Distribution Agreement without the express written consent of the other party hereto in its sole and absolute discretion, except that either party hereto may assign any of its rights hereunder to a successor to all or any part of its business or to any of its wholly owned Subsidiaries. Except as aforesaid, any such conveyance, assignment or transfer without the express written consent of the other party shall be void ab initio. No assignment of this Distribution Agreement or any rights hereunder shall relieve the assigning party of its obligations hereunder.

                  9.8 Third-Party Beneficiaries. Parent shall be a third-party beneficiary of this Distribution Agreement. Nothing contained in this Distribution Agreement is intended to confer upon any Person or entity other than the parties hereto and their respective successors and permitted assigns (other than Parent), any benefit, right or remedy under or by reason of this Distribution Agreement, except that the provisions of Section 6.1 hereof shall inure to the benefit of the Persons referred to therein.

                  9.9 Certain Obligations. Whenever this Distribution Agreement requires any of the Subsidiaries of any party to take any action, this Distribution Agreement will be deemed to include an undertaking on the part of such party to cause such Subsidiary to take such action.

                  9.10 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Distribution Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Distribution Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  9.11 Severability. If any provision of this Distribution Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application of such provision to any other Persons or circumstances. In the event that the terms and conditions of this Distribution Agreement are materially altered as a result of this


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



Section, the parties shall negotiate in good faith to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  9.12 Entire Agreement. The Transaction Agreements (including the documents and the instruments referred to herein and in the Merger Agreement, the Annexes hereto and to the Merger Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule), and the Confidentiality Agreement (as defined in the Merger Agreement) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                  9.13 Jurisdiction. Each of the Company and New Gaylord hereby
(i) consents to be subject to the jurisdiction of the United States District Court for the District of Delaware and the jurisdiction of the courts of the State of Delaware in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Distribution Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Distribution Agreement or the transactions contemplated hereby in any court other than the United States District Court for the District of Delaware or the courts of the State of Delaware, (iv) irrevocably waives (x) any objection that it may have or hereafter have to the changing of venue of any such suit, action or proceeding in such court and (y) any claim that any such suit, action or proceeding in any such court has been brought in an inconvenient forum and (v) irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such party at the address and in the manner provided in Section
9.5 hereof.



                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, this Distribution Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.


                                    GAYLORD ENTERTAINMENT COMPANY



                                    By:  /s/ Terry E. London
                                         ---------------------------------
                                         Terry E. London
                                         President and Chief Executive Officer


                                    NEW GAYLORD ENTERTAINMENT COMPANY



                                    By:  /s/ Carl Kornmeyer
                                         ---------------------------------
                                         Carl Kornmeyer
                                         Vice President and President-
                                         Communications Group





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